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                                                               EXHIBIT 10.1.19.7

                                 FIRST AMENDMENT

         THIS FIRST AMENDMENT dated as of October 29, 2001 (this "Amendment") is to the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of December 22, 2000 among UNITED AUTO GROUP, INC. (the "Company"), various financial institutions (the "Lenders") and CHRYSLER FINANCIAL COMPANY L.L.C., as agent for the Lenders (the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

         WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1 AMENDMENTS. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below):

         1.1 (A) The following definitions shall be added to Section 1.1 of the Credit Agreement, each in its appropriate alphabetical position:

         "A Loans means Acquisition Loans and Revolving Loans.

         A Loan Lender means, at any time, a Lender with a Commitment to make A Loans and to participate in Letters of Credit, or which then holds any A Loan or any participation in a Letter of Credit.

         A Loan Percentage means, as to any Lender, the percentage which (a) the Commitments of such Lender to make A Loans (or, after termination of the Commitments, the outstanding principal amount of such Lender's A Loans plus the participation of such Lender in all Letters of Credit) is of (b) the aggregate amount of the Commitments of all Lenders to make A Loans (or, after termination of the Commitments, the outstanding principal amount of all A Loans plus the Stated Amount of all Letters of Credit).

         Acquisition B Loan Commitment Amount means, on any date, $250,000,000, as reduced from time to time pursuant to Section 6.1.

         Acquisition B Loan - see Section 2.1.2(b).

         Acquisition B Loan Lender means, at any time, a Lender with a Commitment to make Acquisition B Loans, or which then holds any Acquisition B Loan.

         Acquisition B Loan Percentage means, as to any Lender, the percentage which (a) the Commitment of such Lender to make Acquisition B Loans (or, after termination of the Commitments, the principal amount of such Lender's Acquisition B Loans) is of (b) the






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Commitments of all Lenders to make Acquisition B Loans (or, after termination of the Commitments, the aggregate principal amount of all Acquisition B Loans).

         Approved Swap Document - see Section 9.8(i).

         Approved Swap Lien - see Section 9.8(i).

         Facility means each of (a) the Commitments to make A Loans and the A Loans made thereunder and the Commitments to issue and participate in Letters of Credit and the Letters of Credit issued thereunder, (b) the Commitments to make Acquisition B Loans and the Acquisition B Loans made thereunder and (c) the Term Loans.

         First Amendment Effective Date means the "Amendment Effective Date" under and as defined in the First Amendment to this Agreement dated as of October 29, 2001 among the Company, the Lenders and the Agent.

         Percentage means an A Loan Percentage, Acquisition B Loan Percentage or Term Loan Percentage, as the context may require.

         Standby Letter of Credit - see Section 2.1.5.

         Term Lender means, at any time, a Lender that holds any Term Loan.

         Term Loan Percentage means, as to any Lender at any time, the percentage which (a) the aggregate principal amount of the Term Loans of such Lender is of (b) the aggregate principal amount of all Term Loans then outstanding.

         Total Percentage means, as to any Lender, the percentage which (a) the aggregate amount of such Lender's Commitment to make A Loans plus such Lender's Commitment to make Acquisition B Loans plus the Issuing Lender's commitment to issue Standby Letters of Credit plus the unpaid principal amount of such Lender's Term Loans (or, after the termination of the Commitments, the sum of the unpaid principal amount of such Lender's A Loans and Acquisition B Loans plus the participations of such Lender in all Letters of Credit plus, in the case of the Issuing Lender, the aggregate amount of all Standby Letters of Credit) is of (b) the aggregate amount of the Commitments of all Lenders to make A Loans plus the Commitments of all Lenders to make Acquisition B Loans plus the Commitment of the Issuing Lender to issue Standby Letters of Credit plus the unpaid principal amount of all Term Loans (or, after the termination of the Commitments, the sum of the unpaid principal amount of all A Loans and Acquisition B Loans of all Lenders plus the Stated Amount of all Letters of Credit and the Stated Amount of all Standby Letters of Credit)."

         (B) Each of the following definitions in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

         "Acquisition Loan - see Section 2.1.2(a).




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         Commitment means, as to any Lender, such Lender's commitment to make
Loans, and to issue or participate in Letters of Credit and Standby Letters of Credit, under this Agreement. The amount of each Lender's A Loan Percentage, Acquisition B Loan Percentage, Term Loan Percentage and Total Percentage as in effect on the First Amendment Effective Date is set forth on Schedule 2.1.

         L/C Application means, with respect to any request for the issuance of a Letter of Credit or Standby Letter of Credit, a letter of credit application in the form of Exhibit J.

         Loans means Acquisition Loans, Acquisition B Loans, Revolving Loans and Term Loans.

         Net Tangible Assets means (i) total assets of the Company and its Subsidiaries, excluding goodwill, organizational expenses and similar intangible assets in accordance with GAAP minus (ii) all obligations of the Company and its Subsidiaries under Floor Plan Financings.

         Required Lenders means Lenders having a Total Percentage aggregating more than 65%.

         Security Agreement means the Amended and Restated Security Agreement dated as of December 23, 1999, executed by the Company and each Subsidiary (other than Foreign Subsidiaries), a copy of which is attached hereto as Exhibit D.

         Stated Amount means, with respect to any Letter of Credit or any Standby Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit or Standby Letter of Credit, as applicable."

         (C) The definition of the terms "Cash Collateralize", "Debt", "Issuing Lender", "Loan Documents" and "Seller Subordinated Debt" shall be amended by adding "and Standby Letters of Credit" immediately following each reference to the term "Letters of Credit" therein.

         (D) The definition of "Interest Rate" shall be amended by adding ", Acquisition B Loans" immediately following the term "Term Loans" in subpart
(b)(x) thereof.

         (E) The definitions of "Morgan" and "Pro Rata Share" shall be deleted in their entireties from Section 1.1 of the Credit Agreement.

         1.2 Section 1.3 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

         "1.3 Addition of New Lenders; First Amendment Effective Date. On the Effective Date each financial institution listed on the signature pages hereof that was not a party to the Existing Agreement (each, a "New Lender") shall automatically become a party hereto and be entitled to the benefits, and have the obligations, of a "Lender" hereunder. On the First Amendment Effective Date the A Loan Percentage, the Acquisition B Loan Percentage, Term Loan

Percentage and Commitment to issue Standby Letters of Credit of each Lender shall be as set forth on Schedule 2.1 to this Agreement."

         1.3 Sections 2.1.1, 2.3.2 and 2.3.5 of the Credit Agreement shall be amend ed by substituting the term "A Loan Percentage" for the term "Pro Rata Share" each place where it appears in such Sections.

         1.4 Sections 2.1.1, 2.1.3, 2.3.2 and 2.3.5 of the Credit Agreement shall be amended by substituting the term "A Loan Lender" for the term "Lender" each place where it appears in such Sections.

         1.5 Section 2.1.2 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

         "2.1.2 Acquisition Loans. (a) Each A Loan Lender will make loans on a revolving basis ("Acquisition Loans") from time to time until the Revolving Termination Date in such Lender's A Loan Percentage of such aggregate amounts as the Company may request from all Lenders; provided that the aggregate principal amount of all outstanding Acquisition Loans will not at any time exceed the Acquisition Commitment Amount.

                  (b) Each Acquisition B Loan Lender will make loans on a revolving basis ("Acquisition B Loans") from time to time until the Revolving Termination Date in such Acquisition B Loan Lender's Acquisition B Loan Percentage of such aggregate amounts as the Company may request from all Acquisition B Loan Lenders; provided that the aggregate principal amount of all Acquisition B Loans will not at any time exceed the Acquisition B Loan Commitment Amount."

         1.6 Section 2.1.3 of the Credit Agreement shall be amended by deleting the figure "$51,563,943.00" and substituting "$10,000,000.00" therefor.

         1.7 Sections 2.1.4 and 3.1(b) of the Credit Agreement shall be amended by substituting the term "Term Loan Percentage" for the term "Pro Rata Share" therein.

         1.8 Section 2 of the Credit Agreement shall be amended by adding the following Section 2.1.5:

         "2.1.5 Standby Letters of Credit. The Issuing Lender will issue standby letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each a "Standby Letter of Credit"), at the request of and for the account of the Company from time to time before the date which is 30 days prior to the Revolving Termination Date; provided that the aggregate Stated Amount of all Standby Letters of Credit shall not at any time exceed $50,000,000. On the First Amendment Effective Date, letter of credit no. 092601 in the Stated Amount of $25,000,000 issued by the Issuing Lender to Morgan Guaranty Trust Company of New York shall be a Standby Letter of Credit hereunder."

         1.9 Section 2.2 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

         "2.2 Loan Procedures. (a) The Company shall give written notice or telephonic notice (followed immediately by written confirmation thereof) to the Agent of each proposed borrowing not later than 10:00 A.M., Detroit time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the date and amount of borrowing and the Facility from which it is to be borrowed. Within one Business Day of receipt of such notice, the Agent shall advise each Lender holding a Commitment within the applicable Facility of such notice. Not later than 1:00 P.M., Detroit time, on the date of a proposed borrowing, each Lender holding a Commitment within the applicable Facility shall provide the Agent at the office specified by the Agent with immediately available funds covering such Lender's proportionate share (based on its Percentage of the applicable Facility) of such borrowing and, so long as the Agent has not received written notice that the conditions precedent set forth in
Section 10 with respect to such borrowing have not been satisfied, the Agent shall pay over the funds received by the Agent to the Company on the requested borrowing date. Each borrowing shall be on a Business Day.

         (b) All borrowings, conversions and repayments of Loans and Letters of Credit in each Facility shall be effected so that each Lender holding Loans or a participation in Letters of Credit in such Facility will have a pro rata share (according to its applicable Percentage) of all of Loans and Letters of Credit constituting such Facility."

         1.10 Section 2.3.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

         "2.3.1 L/C Applications. The Company shall give notice to the Agent and the Issuing Lender of the proposed issuance of each Letter of Credit (other than an Existing Letter of Credit) and Standby Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Agent and the Issuing Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit or Standby Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Company and in all respects reasonably satisfactory to the Agent and the Issuing Lender, together with such other documentation as the Agent or the Issuing Lender may reasonably request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit or Standby Letter of Credit is to be issued, the expiration date of such Letter of Credit or Standby Letter of Credit (which shall not be later than the earlier to occur of (x) one year after the date of issuance thereof and (y) thirty days prior to the scheduled Revolving Termination Date) and whether such Letter of Credit or Standby Letter of Credit is to be transferable in whole or in part. So long as the Issuing Lender has not received written notice that the conditions precedent set forth in Section 10 with respect to the issuance of such Letter of Credit or Standby Letter of Credit have not been satisfied, the Issuing Lender shall issue such Letter of Credit or Standby Letter of Credit on the requested issuance date. The Issuing Lender shall promptly advise the Agent and each A Loan Lender of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of any L/C Application and the terms of this Agreement, the terms of this Agreement shall control."

         1.11 Sections 2.3.3, 2.5, 8.9(a), 8.14, 10, 10.2.1, 10.2.2, 11.1.1 and
Schedule 13.3 of the Credit Agreement shall be amended by adding "or any Standby Letter of Credit" immediately following each reference to the term "Letter of Credit" therein.

         1.12 Section 2.3.4 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

         "2.3.4 Limitation on Obligations of Issuing Lender. In determining whether to pay under any Letter of Credit or Standby Letter of Credit, the Issuing Lender shall not have any obligation to the Company or any Lender other than to confirm that any documents required to be delivered under such Letter of Credit or Standby Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit or Standby Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit or Standby Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon the Issuing Lender any liability to the Company or any Lender (in the case of Letters of Credit) and shall not reduce or impair the Company's reimbursement obligations set forth in Section 2.3.3 or, in the case of Letters of Credit, the obligations of the Lenders pursuant to Section 2.3.5."

         1.13 Section 3.1(a) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

         "(a) each Revolving Loan, Acquisition Loan and Acquisition B Loan of such Lender shall be paid in full on the Revolving Termination Date; and".

         1.14 Section 5 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

         "SECTION 5 FEES.

         5.1 Letter of Credit Fees. (a) The Company agrees to pay to the Agent for the account of each Lender a fee for each Letter of Credit equal to 0.50% per annum of such Lender's Revolving Percentage (as adjusted from time to time) of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days).

         (b) The Company agrees to pay to the Agent for the account of the Issuing Lender a fee for each Standby Letter of Credit equal to 0.50% per annum of the undrawn amount of such Standby Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days).

         (c) The Letter of Credit fee and Standby Letter of Credit fee shall be payable in arrears (x) at all times prior to the Revolving Termination Date, within 30 days after being invoiced





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therefor by the Agent and (y) on the Revolving Termination Date (or such later date on which such Letter of Credit or Standby Letter of Credit (as the case may be) expires or is terminated) for the period from the date of the issuance of each Letter of Credit or Standby Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit or Standby Letter of Credit (as the case may be) expired or was terminated.

         5.2 Agent's Fee. Each Lender hereto that is not CFC acknowledges and agrees that the Agent may deduct from interest payments received by it from the Company an amount equal to 0.10% per annum of the daily unpaid principal amount of the Loans of such Lender for the period from the later of the Closing Date or the last day on which such fee was paid to the date the Agent receives such interest as payment of the Agent's fee hereunder, and that all payments of interest to such Lenders by the Agent shall be net of such amount. The Agent's fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days."

         1.15 Sections 6.1(b) and (c) of the Credit Agreement shall be amended and restated in their entireties to read as follows:

         "(b) The Company may from time to time on at least one Business Day's prior written notice (x) to the Agent (which shall promptly advise each Lender thereof) permanently reduce the Acquisition Commitment Amount to an amount not less than the aggregate outstanding principal amount of all Acquisition Loans plus the Revolving Outstandings and (y) to the Agent (which shall promptly advise each Acquisition B Loan Lender thereof) permanently reduce the Acquisition B Loan Commitment Amount to an amount not less than the aggregate outstanding principal amount of all Acquisition B Loans. Concurrently with any reduction of the Acquisition Commitment Amount or Acquisition B Loan Commitment Amount to zero, as applicable, the Company shall pay all interest on the Acquisition Loans or Acquisition B Loans, as applicable.

         (c) All reductions of the Revolving Commitment Amount and the Acquisition Commitment Amount shall reduce the Commitments pro rata among the Lenders according to their respective A Loan Percentages. All reductions of the Acquisition B Commitment Amount shall reduce the Commitments pro rata among the Acquisition B Loan Lenders according to their Acquisition B Loan Percentages."

         1.16 Section 6.3(b) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

         "(b) If at any time (A) the sum of (i) the aggregate principal amount of the Revolving Loans plus the aggregate amount of unreimbursed drawings under all Letters of Credit plus (ii) the aggregate principal amount of the Term Loans plus (iii) the aggregate principal amount of the Acquisition Loans plus (iv) the aggregate principal amount of the Acquisition B Loans plus (v) the aggregate amount of all unreimbursed drawings under all Standby Letters of Credit exceeds
(B) the sum of (i) the Asset Value in effect at such time plus (ii) $300,000,000, the Company shall immediately prepay Loans and/or Cash Collateralize Letters of Credit and Standby Letters of Credit, or do a combination of the foregoing, in an amount sufficient to




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eliminate such excess. To the extent Cash Collateral is provided for any Letter of Credit or Standby Letter of Credit as provided in the immediately preceding sentence, the Agent agrees, upon request of the Company, to release such Cash Collateral if at any time when no Event of Default exists clause (A) of the immediately preceding sentence does not exceed clause (B) of such sentence."

         1.17 Section 7.2 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

         "7.2 Application of Certain Payments. Each payment made by the Company hereunder (other than payments identified by the Company as payments of interest, fees, costs, expenses and indemnities) shall be applied to such reimbursement obligations or Loans as the Company shall direct by notice to be received by the Agent on or before the date of such payment or, in the absence of such notice, first to unreimbursed drawings under Standby Letters of Credit, next to unreimbursed drawings under Letters of Credit, next to Term Loans, next to Revolving Loans used to repurchase Subordinated Notes, next to other Revolving Loans, next to Acquisition B Loans and next to Acquisition Loans. Concurrently with each remittance to any Lender of its share of any such payment, the Agent shall advise such Lender as to the application of such payment."

         1.18 Section 8 of the Credit Agreement shall be amended by adding "and to induce the Issuing Lender to issue Standby Letters of Credit" immediately following the term "Letters of Credit" therein.

         1.19 Sections 9, 11.2, 12.7, 12.10, 13.6 and 13.13 of the Credit
Agreement shall be amended by adding "and all Standby Letters of Credit" immediately following the term "Letters of Credit" therein.

         1.20 Section 9.8(i) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

         "(i) Liens (the "Approved Swap Liens" and individually, an "Approved Swap Lien") arising in connection with: (x) cash collateral provided in support of that certain Swap Confirmation (deal no. 421023) with Morgan Guaranty Trust Company of New York dated as of January 12, 2000 (the "Morgan Swap"); or (y) any Hedging Agreement (together with the documentation for the Morgan Swap, the "Approved Swap Documents" and individually, an "Approved Swap Document") so long as the Required Lenders have provided their prior written consent to such Liens; provided, if a Standby Letter of Credit has been issued to the Company's counterparty in connection with an Approved Swap Document, then the Liens arising in connection therewith shall not be considered Approved Swap Liens."

         1.21 Section 9.12 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

         "9.12 Use of Proceeds. (a) Use the proceeds of the Revolving Loans and Acquisition Loans, and the Letters of Credit, solely for working capital, for Acquisitions permitted by




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Section 9.10, for capital expenditures, to repurchase, redeem, defease or otherwise repay all or any of the Subordinated Notes (to the extent permitted by Section 9.9) to make Investments permitted hereunder, to repurchase the Company's capital stock and for other general corporate purposes (including, in the case of Revolving Loans, to pay Term Loans).

         (b) Use the proceeds of Acquisition B Loans solely for Acquisitions permitted by Section 9.10.

         (c) Use any Standby Letter of Credit solely to secure obligations of the Company arising under Hedging Agreements consented to by the Agent.

         (d) Not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of `purchasing or carrying' any Margin Stock."

         1.22 Section 9.20 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

         "9.20 Restriction of Amendments to Certain Documents. Not amend or otherwise modify, or waive any rights under, either Subordinated Notes Indenture, the Subordinated Notes or the Approved Swap Documents, in any case, if such amendment, modification or waiver could reasonably be expected to be adverse to the Lenders in any respect; and not take any action to terminate any Approved Swap Document if it is a condition to such termination that the Company make any payment to the counterparty under such Approved Swap Document, or if a consequence of such termination would permit such counterparty to retain or sell any collateral or to demand any payment from the Company."

         1.23 Section 10.2 of the Credit Agreement shall be amended by adding "and any Standby Letter of Credit" immediately following the term "Letter of Credit" therein.

         1.24 Section 10.2.1(c) of the Credit Agreement shall be amended by adding "or any Standby Letter of Credit" immediately following the first, third and fourth references to the term "Letter of Credit" therein, and by adding "and all Standby Letters of Credit" immediately following the second reference to the term "Letter of Credit" therein.

         1.25 Section 10.3 of the Credit Agreement shall be amended by (i) adding "and Acquisition B Loans" immediately following the term "Acquisition Loans" therein and (ii) adding the words "or Acquisition B Loan" immediately following the words "Acquisition Loan" each place such words appear therein.

         1.26 Section 12.11 of the Credit Agreement shall be amended by substituting the words "applicable Percentage" for the words "Pro Rata Share" therein.

         1.27 Section 13.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

         "13.1 Waiver; Amendments. No delay on the part of the Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Lenders having a Total Percentage of not less than the Total Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, the Lenders authorize the Agent to act within its discretion (and without notice to or the consent of any Lender) to waive or forbear on behalf of all Lenders any noncompliance by the Company (other than a waiver of, or forbearance with respect to, any Event of Default under Section 11.1.4) with this Agreement (provided that no such waiver shall be for a period in excess of 90 days). No amendment, modification, waiver or consent shall increase or extend any Commitment of any Lender without the written consent of such Lender. No amendment, modification, waiver or consent shall (v) amend, modify or waive Section 7.5, (w)(i) extend the date for payment of any principal of or interest on the Term Loans or (ii) reduce the principal amount of any Term Loan or the rate of interest thereon payable hereunder, without, in each case, the consent of all Term Lenders, (x)(i) increase the Revolving Commitment Amount or the Acquisition Commitment Amount, (ii) extend the date for payment of any principal of or interest on the A Loans or the Letter of Credit fee or (iii) reduce the principal amount of any A Loan, the rate of interest thereon or the Letter of Credit fee payable hereunder, without, in each case, the consent of all A Loan Lenders, (y)(i) increase the Acquisition B Commitment Amount, (ii) extend the date for payment of any principal of or interest on the Acquisition B Loans or (iii) reduce the principal amount of any Acquisition B Loan or the rate of interest thereon, without, in each case, the consent of all Acquisition B Loan Lenders or (z)(i) release the Guaranty or all or any substantial part of the collateral granted under the Collateral Documents, (ii) amend or modify
Section 9.6.1 so as to increase the maximum ratio of Funded Debt to Stockholder's Equity permitted at any time, (iii) amend or modify Section 9.6.2 so as to increase the maximum ratio of Funded Debt (less Debt under Floor Plan Financings) to Stockholder's Equity permitted at any time, (iv) amend or modify
Section 9.6.4 so as to permit any Subsidiary to maintain working capital at levels less than the requirements set forth in such Subsidiary's franchise agreements, (v) amend or modify Section 9.6.3 so as to increase the maximum Funded Debt to EBITDA Ratio permitted at any time, (vi) amend, modify or waive
Section 11.1.2 to the extent such Section expressly refers to Floor Plan Financings, (vii) amend, modify or waive Section 6.3(b) or (viii) reduce the aggregate Total Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Lenders. No provision of
Section 12 or other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of the Agent. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender."

         1.28 Section 13.9.1(i) of the Credit Agreement shall be amended and restated in its entirety to read as follows:




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

         "(i) the amount of the assigning Lender's applicable Percentage of the Revolving Commitment Amount, the Acquisition Commitment Amount and the Acquisition B Loan Commitment Amount plus the unpaid amount of such Lender's Term Loans (if any) and" .

         1.29 Schedule 9.17 to the Credit Agreement shall be amended by (i) adding "Classic Imports, Inc." immediately following "UAG Michigan TMV, LLC" in paragraph 3 therein and (ii) adding "UAG Mentor Acquisition, LLC" immediately following "Goodson Spring Branch, LLC" in paragraph 4 therein.

         1.30 Schedule 2.1 to the Credit Agreement shall be replaced by Schedule
2.1 hereto.

         1.31 Exhibit D to the Credit Agreement shall be replaced by Exhibit D hereto.

         1.32 Exhibit J to the Credit Agreement shall be replaced by Exhibit J hereto.

         SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that (a) the representations and warranties made in Section 8 of the Credit Agreement are true and correct on and as of the Amendment Effective Date with the same effect as if made on and as of the Amendment Effective Date (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Unmatured Event of Default exists or will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Effective Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement ") (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approval from any governmental authority and (iv) do not and will not contravene or conflict with any provision of any law, rule or regulation or any order, decree, judgment or award which is binding on the Company or any of its Subsidiaries or of any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or of any agreement, indenture, instrument or other document which is binding on the Company or any of its Subsidiaries; and (e) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         SECTION 3 EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective on such date (the "Amendment Effective Date") when the Agent shall have received (a) a counterpart of this Amendment executed by the Company and each Lender (or, in the case of any party other than the Company from which the Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party) and (b) each of the following documents, each in form and substance satisfactory to the
Agent:

         3.1 Reaffirmation. A counterpart of the Reaffirmation of Loan Documents, substantially in the form of Exhibit A, executed by each Loan Party other than the Company.

         3.2 Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Amendment, the Amended Credit Agreement and each other Loan Document contemplated by this Amendment to which the Company is a party.

         3.3 Incumbency. A certificate of the Secretary or an Assistant Secretary of the Company, certifying the names of the officer or officers of the Company authorized to sign this Amendment and the other Loan Documents contemplated hereby to which the Company is a party, together with a sample of the true signature of each such officer.

         3.4 Opinion of Counsel. An opinion of counsel reasonably satisfactory to the Agent.

         3.5 Other Documents. Such other documents as the Agent or any Lender may reasonably request.

         SECTION 4  MISCELLANEOUS.

         4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

         4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         4.3 Expenses. The Company agrees to pay the reasonable costs and expenses of the Agent (including reasonable fees and disbursements of counsel, including, without duplication, the allocable costs of internal legal services and all disbursements of internal legal counsel) in connection with the preparation, execution and delivery of this Amendment.

         4.4 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York applicable to contracts made and to be wholly performed within the State of New York.

         4.5 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

         4.6 Waiver. The Required Lenders hereby waive any Event of Default arising under Section 11.1.6 of the Credit Agreement due to the failure to list Classic Imports, Inc. and UAG Mentor Acquisition, LLC in Schedule 9.17 to the Credit Agreement on the Closing Date.


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

Delivered as of the day and year first above written.

                                  UNITED AUTO GROUP, INC.

                                  By: /s/ James R. Davidson
                                     ------------------------------------
                                  Title: Executive Vice President
                                        ---------------------------------

                                  CHRYSLER FINANCIAL COMPANY L.L.C.,
                                  as Agent, as Issuing Lender and as a Lender

                                  By: /s/ R.D. Knight
                                     ------------------------------------
                                  Title: Vice President
                                        ---------------------------------

                                  TOYOTA MOTOR CREDIT CORPORATION,
                                  as a Lender

                                  By: /s/ Thomas R. Brubaker
                                     ------------------------------------
                                  Title: National Assts Development Mgr.
                                        ---------------------------------




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